Exhibit 99.1

Kinder Morgan G.P., Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)
At September 30, 2004
(Dollars in thousands)

ASSETS

Current assets:
Accounts receivable - related party	$ 20,746
Prepayments and other	891
21,637
Investments:
Kinder Morgan Energy Partners, L.P.	1,805,284
Equity-method goodwill	922,898
2,728,182
Total assets	$2,749,819
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LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$ 3,885
Accrued expenses and other	17,676
21,561
Payable to Kinder Morgan, Inc.	438,393
Deferred income taxes	486,815
Minority interest in equity of subsidiary	1,434,281
Commitments and contingencies (Note 5)
Stockholder's equity:
Common stock, $10 par value, authorized, issued
and outstanding 1,000,000 shares	10,000
Additional paid-in capital	368,475
Accumulated earnings (Note 6)	-
Accumulated other comprehensive loss	(9,706)
Total stockholder's equity	368,769
Total liabilities and stockholder's equity	$2,749,819
==========

The accompanying notes are an integral part of this financial statement.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet (Unaudited)

1.

ORGANIZATION

In this report, unless the context requires otherwise, references to "we," "us" or "our" are intended to mean Kinder Morgan G.P., Inc. (the "General Partner") and its consolidated subsidiaries. Effective February 14, 1997, Kinder Morgan (Delaware), Inc. acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company, and Enron Liquids Pipeline Company was renamed Kinder Morgan G.P., Inc. On October 7, 1999, Kinder Morgan (Delaware), Inc. was acquired by K N Energy, Inc., a Kansas corporation and an integrated energy services provider, which was renamed Kinder Morgan, Inc. and trades under the New York Stock Exchange symbol "KMI." Kinder Morgan (Delaware), Inc. remains our sole stockholder.

Apart from our investment in i-units as discussed following, as of September 30, 2004, we owned an interest in Kinder Morgan Energy Partners, L.P., a publicly traded pipeline master limited partnership, referred to in these Notes as "Kinder Morgan Energy Partners," consisting of (i) a 1% general partner interest; (ii) a 1.0101% general partner interest in each of Kinder Morgan Energy Partners' five operating limited partnerships and (iii) an approximate 1% limited partner interest, represented by the ownership of 1,724,000 common units of Kinder Morgan Energy Partners.

On February 14, 2001, Kinder Morgan Management, LLC, a limited liability company, was formed as a direct subsidiary of Kinder Morgan G.P., Inc. under the Delaware Limited Liability Company Act. The General Partner owns the only two Kinder Morgan Management voting shares and is its sole managing member. On May 17, 2001, Kinder Morgan Management issued 2,975,000 of its shares representing limited liability company interests to Kinder Morgan, Inc. and on May 18, 2001, it issued 26,775,000 of its shares representing limited liability company interests with limited voting rights to the public in an initial public offering. Kinder Morgan Management used substantially all of the net proceeds from this offering to purchase i-units from Kinder Morgan Energy Partners. The equity interests in Kinder Morgan Management (our consolidated subsidiary - see "CONSOLIDATED SUBSIDIARIES" in Note 2) purchased by Kinder Morgan, Inc. and the public created a minority interest on our Consolidated Balance Sheet of $991.9 million at the time of the transaction. The i-units are a separate class of limited partner interests in Kinder Morgan Energy Partners and are issued only to Kinder Morgan Management. The i-units are similar to Kinder Morgan Energy Partners' common units, except that quarterly distributions are paid in additional i-units rather than in cash. Kinder Morgan Management trades on the New York Stock Exchange under the symbol "KMR."

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet (Unaudited)

Upon purchasing i-units from Kinder Morgan Energy Partners, Kinder Morgan Management became a limited partner in Kinder Morgan Energy Partners and, pursuant to a delegation of control agreement between Kinder Morgan Management and the General Partner, manages and controls Kinder Morgan Energy Partners' business and affairs, and the business and affairs of Kinder Morgan Energy Partners' operating limited partnerships and subsidiaries. Under the delegation of control agreement, the General Partner delegated to Kinder Morgan Management, to the fullest extent permitted under Delaware law and Kinder Morgan Energy Partners' partnership agreement, all of its power and authority to manage and control Kinder Morgan Energy Partners' business and affairs, except that Kinder Morgan Management cannot take certain specified actions without the approval of the General Partner. In accordance with its limited liability company agreement, Kinder Morgan Management's activities will be restricted to being a limited partner in, and managing and controlling the business and affairs of, Kinder Morgan Energy Partners, including its operating partnerships and its subsidiaries.

On March 25, 2004, Kinder Morgan Management closed the issuance and sale of 360,664 of its listed shares in a limited registered offering. The net proceeds of approximately $14.9 million from the offering were used by Kinder Morgan Management to buy additional i-units from Kinder Morgan Energy Partners. None of the shares from Kinder Morgan Management's offering were purchased by Kinder Morgan, Inc. At September 30, 2004, Kinder Morgan, Inc. owned approximately 14.9 million (28.6%) of Kinder Morgan Management's outstanding shares.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of the accompanying Consolidated Balance Sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from these estimates. We apply the following significant accounting policies in the preparation of the accompanying Consolidated Balance Sheet.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet (Unaudited)

CONSOLIDATED SUBSIDIARIES
Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 94, Consolidation of All Majority-Owned Subsidiaries, majority-owned subsidiaries - companies in which a parent has a controlling financial interest through direct or indirect ownership of a majority voting interest - are consolidated. Through its ownership of Kinder Morgan Management's only two voting securities, the General Partner owns a majority voting interest in Kinder Morgan Management and, accordingly, the accounts of Kinder Morgan Management and its subsidiary, Kinder Morgan Services LLC, have been included in the accompanying Consolidated Balance Sheet. In addition, we wholly own KMGP Services Company, Inc. All material intercompany balances have been eliminated.

Kinder Morgan Services LLC provides centralized payroll and employee benefits services to us, Kinder Morgan Energy Partners, and Kinder Morgan Energy Partners' operating partnerships and subsidiaries (collectively, the "Group"). Employees of KMGP Services Company, Inc., are assigned to work for one or more members of the Group. The direct costs of these employee services are charged, without profit or margin, to the members of the Group. Kinder Morgan Energy Partners and its operating partnerships and subsidiaries reimburse us for their allocated share of these costs. The administrative support necessary to implement these payroll and benefits services is provided by the human resource department of Kinder Morgan, Inc. and the related administrative costs are allocated to members of the Group in accordance with expense allocation procedures. Employee benefit plans that provide retirement benefits and health care coverage to these employees are provided and administered by Kinder Morgan, Inc. Under several plans, Kinder Morgan, Inc. has granted options to acquire its common stock, which vest over periods up to 5 years, to its and our employees. At September 30, 2004, approximately 5.6 million of such options were outstanding (of which approximately 3.7 million were exercisable) at exercise prices ranging from $14.83 to $61.40 per share, with a weighted average exercise price of $43.48 per share.

INVESTMENT IN PARTNERSHIP
Our investment in Kinder Morgan Energy Partners is accounted for under the equity method. At September 30, 2004, our investment in Kinder Morgan Energy Partners included equity-method goodwill of approximately $923 million.

We adjust the amount of any recorded "equity method goodwill" when an equity method investee or a consolidated subsidiary issues additional equity (or reacquires equity shares) in any manner that alters our ownership percentage. Differences between the per unit sales proceeds from these equity issuances (or reacquisitions) and our underlying book basis, as well as the pro rata portion of the equity method goodwill (including associated deferred taxes), are recorded directly to paid-in capital rather than being recognized as gains or losses. In February 2004, Kinder Morgan Energy Partners issued 5.3 million common units in a public offering at $46.80 per common unit, receiving total net proceeds (after underwriting discount) of $237.8 million. This issuance of common units had the associated

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet (Unaudited)

effect of increasing minority interest by $6.4 million and reducing (i) our investment in Kinder Morgan Energy Partners, including equity method goodwill, by $11.6 million, (ii) our deferred income tax liability by $4.4 million and (iii) our paid-in capital by $13.6 million.

INCOME TAXES
Kinder Morgan, Inc. files a consolidated federal income tax return in which we are included. Income taxes that are currently payable by us are included in the accompanying Consolidated Balance Sheet in the "Payable to Kinder Morgan, Inc." caption. We account for income taxes under the liability method prescribed by SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are determined based on temporary differences between the financial reporting and tax bases of our assets and liabilities. The principal source of our deferred income taxes is the difference between the financial reporting and tax bases of our investment in Kinder Morgan Energy Partners.

OTHER COMPREHENSIVE LOSS
The accumulated other comprehensive loss balance of $9.7 million, net of income tax benefit of $6.0 million, at September 30, 2004, represents our pro-rata share of the accumulated other comprehensive loss of Kinder Morgan Energy Partners.

3.

RELATED PARTY TRANSACTIONS

Pursuant to the delegation of control agreement between Kinder Morgan Management and the General Partner, Kinder Morgan Management manages and controls Kinder Morgan Energy Partners' business and affairs, and the business and affairs of Kinder Morgan Energy Partners' operating limited partnerships and subsidiaries. Kinder Morgan Energy Partners' general and administrative expenses are incurred by Kinder Morgan Management. The accounts receivable-related party balance of $20.7 million at September 30, 2004, primarily represents general and administrative expenses incurred by Kinder Morgan Management that have not yet been reimbursed by Kinder Morgan Energy Partners. The "Payable to Kinder Morgan, Inc." balance of $438.4 million at September 30, 2004, primarily represents liabilities owed to Kinder Morgan, Inc. that arise as a result of income tax payments made by Kinder Morgan, Inc. on our behalf (see "INCOME TAXES" in Note 2).

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet (Unaudited)

4.	INVESTMENT IN PARTNERSHIP Summarized financial information of Kinder Morgan Energy Partners is presented below:

Summarized Balance Sheet Information (Unaudited)
As of September 30, 2004
(In thousands)
Current assets	$ 711,505
==========
Noncurrent assets	$9,072,336
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Current liabilities	$1,032,563
==========
Noncurrent liabilities	$5,305,024
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Minority interest	$ 39,877
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5.

LITIGATION, COMMITMENTS AND OTHER CONTINGENCIES

LITIGATION
The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners' assets. Kinder Morgan Energy Partners made certain acquisitions during 2004. The General Partner assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, we believe, based on our experience to date, that the ultimate resolution of such items will not have a material adverse impact on our financial position. It is expected that Kinder Morgan Energy Partners will reimburse us for any liability or expenses incurred in connection with these legal proceedings.

FEDERAL ENERGY REGULATORY COMMISSION
Kinder Morgan Energy Partners and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission ("FERC"). These actions are currently pending. The Plaintiffs seek to recover alleged transportation overpayments and interest and in some cases treble and punitive damages. We are not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion. It is possible that current or future proceedings could be resolved in a manner adverse to Kinder Morgan Energy Partners' business, financial position, results of operations or cash flows, which could affect future cash and i-unit distributions to us.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet (Unaudited)

ENVIRONMENTAL
Kinder Morgan Energy Partners is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund" law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of Kinder Morgan Energy Partners are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe Kinder Morgan Energy Partners' operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by Kinder Morgan Energy Partners. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of Kinder Morgan Energy Partners, could result in substantial costs and liabilities to Kinder Morgan Energy Partners, which could affect its business, financial position, results of operations or cash flows or its ability to pay cash and i-unit distributions to us.

OTHER
Kinder Morgan Energy Partners, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners' assets. Although no assurance can be given, we believe, based on our experience to date, the ultimate resolution of such items will not have a material adverse impact on Kinder Morgan Energy Partners' business, financial position, results of operations or cash flows or its ability to pay cash and i-unit distributions to us.

6.

DISTRIBUTIONS

During the nine months ended September 30, 2004, we distributed $284.9 million to our sole stockholder, Kinder Morgan (Delaware), Inc. Included in this amount was $94.8 million designated as a return of capital and deducted from additional paid-in capital on the accompanying Consolidated Balance Sheet dated September 30, 2004. The remaining $190.1 million was funded from accumulated earnings.

Kinder Morgan G.P., Inc. and Subsidiaries Notes to Consolidated Balance Sheet (Unaudited)

7.

SUBSEQUENT EVENTS

On November 10, 2004, Kinder Morgan Energy Partners closed the issuance and sale of 5,500,000 of its common units and 1,300,000 of its i-units in an underwritten public offering. On December 8, 2004, an additional 575,000 common units were issued by Kinder Morgan Energy Partners to satisfy the underwriters' over-allotment option. Kinder Morgan Energy Partners received net proceeds of approximately $320.9 million from these offerings. Also on November 10, 2004, Kinder Morgan Management closed the issuance and sale of 1,300,000 of its listed shares in an underwritten public offering, using the net proceeds of approximately $52.6 million from the offering to buy the 1,300,000 Kinder Morgan Energy Partners i-units discussed above. None of the shares from Kinder Morgan Management's offering were purchased by Kinder Morgan, Inc. Due to the change in our ownership percentage of Kinder Morgan Energy Partners, these offerings had the associated effect of increasing our minority interest by $7.9 million and reducing (i) our investment in Kinder Morgan Energy Partners, including equity method goodwill, by $15.4 million, (ii) our deferred income tax liability by $5.8 million and (iii) our paid-in capital by $17.5 million (see the subheading "INVESTMENT IN PARTNERSHIP" in Note 2 regarding equity method accounting).